EXHIBIT 10.9(b)

                                RYDER SYSTEM, INC

                      NON-QUALIFIED STOCK OPTION AGREEMENT


THIS AGREEMENT, made as of this 21st day of February, 1997, between Ryder System, Inc., a Florida corporation ("RSI"), and [Name] (the "Grantee");


                                  WITNESSETH:


WHEREAS, the Board of Directors of RSI has adopted and the shareholders of RSI have approved the Ryder System, Inc. Stock for Merit Increase Replacement Plan, as amended (the "Plan"), which provides for the grant of non-qualified stock options ("Non-qualified Stock Options") in lieu of merit salary increases to key executive employees of the Company; and

WHEREAS, the Grantee is a key executive employee and has been selected by the Compensation Committee of the Board of Directors of RSI (the "Committee") to receive Non-qualified Stock Options under the Plan;

NOW, THEREFORE, in consideration of the premises, RSI and the Grantee agree as follows:


                          I. NON-QUALIFIED STOCK OPTION

GRANT OF OPTION Subject to the limitations and other terms and conditions set forth in this Agreement and the Plan, the Committee grants to the Grantee as of February 21, 1997, a Non-qualified Stock Option to purchase an aggregate of [NUMBER] shares of RSI's common stock, par value $.50 per share (the "Common Stock"), at a price of $31.50 per share of Common Stock, the Fair Market Value on the date of grant.

LIMITATIONS ON EXERCISE OF OPTION Subject to the limitations and other terms and conditions set forth in this Agreement and the Plan, the Non-qualified Stock Option shall be exercisable in installments on or before FEBRUARY 20, 2007, the expiration of the term of the Non-Qualified Stock Option, as follows:

     (i) 20% of the shares of Common Stock subject to the Non-qualified Stock Option effective immediately;

     (ii) 20% of the shares of Common Stock subject to the Non-qualified Stock Option on or after FEBRUARY 21, 1998;

     (iii) 20% of the shares of Common Stock subject to the Non-qualified Stock Option on or after FEBRUARY 21, 1999;

     (iv) 20% of the shares of Common Stock subject to the Non-qualified Stock Option on or after FEBRUARY 21, 2000;


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     (v)    and the final 20% of the shares of Common Stock subject to the
            Non-qualified Stock Option on or after FEBRUARY 21, 2001.


EXERCISE AND PAYMENT OF OPTION Subject to the limitations and other terms and conditions set forth in this Agreement and the Plan, the Non-qualified Stock Option may be exercised in whole or, from time-to-time, in part with respect to the number of then exercisable shares by delivering written notice to RSI addressed to the Controller of RSI specifying the number of shares of Common Stock the Grantee then elects to purchase under the Non-qualified Stock Option, together with the full purchase price of the shares being purchased in cash or a certified or bank cashier's check payable to the order of RSI, or in shares of Common Stock having a Fair Market Value on the date of exercise equal to the purchase price, or a combination of the foregoing having an aggregate Fair Market Value equal to the purchase price. As promptly as practicable after any such exercise, RSI will deliver to the Grantee certificates for the number of shares of Common Stock with respect to which the Non-qualified Stock Option has been exercised, issued in the name of the Grantee.

EXERCISE AND PAYMENT UPON A CHANGE OF CONTROL Subject to the limitations and other terms and conditions set forth in this Agreement and the Plan:

     (i)    Notwithstanding any other provision of this Agreement, pursuant to
Section 12 of the Plan, in the event of a Change of Control, the Non-qualified Stock Option granted under Section I of this Agreement, to the extent not previously exercised or expired under the terms of this Agreement and the Plan, shall become immediately exercisable in full and shall remain exercisable to the full extent of the shares of Common Stock available thereunder, regardless of any installment provisions applicable thereto, for the remainder of its term, unless the Grantee has been terminated for Cause, in which case the Non-qualified Stock Option shall automatically terminate.

     (ii) The Grantee may, in lieu of exercising, require RSI to purchase for cash all or any portion of the Non-qualified Stock Option granted under Section I of this Agreement, which is not otherwise exercised or expired under the terms of this Agreement and the Plan, for a period of sixty days following the occurrence of a Change of Control at the Price upon a Change of Control specified below.

PRICE UPON A CHANGE OF CONTROL Subject to the limitations and other terms and conditions set forth in this Agreement and the Plan, upon the occurrence of a Change of Control, the Price of the Non-qualified Stock Option or portions thereof shall be the excess of the highest of:

     (i) the highest closing price of the Common Stock reported by the composite transaction reporting system for securities listed on the New York Stock Exchange within the sixty days preceding the date of exercise;

     (ii) the highest price per share of Common Stock included in a filing made by any Person, but excluding any employee benefit plan or plans (or related trust) of RSI and its subsidiaries and affiliates, who becomes the beneficial owner, directly or indirectly, of twenty percent or more of the combined voting power of RSI's outstanding voting securities ordinarily

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having the right to vote for the election of directors of RSI, on any Schedule
13D pursuant to Section 13(d) of the 1934 Act as paid within the sixty days prior to the date of such report; and

     (iii) the value of the consideration to be received by the holders of Common Stock, expressed on a per share basis, in any Business Combination affecting RSI, any liquidation or dissolution of RSI approved by the shareholders or any sale of all or substantially all of the assets of RSI, with all noncash consideration being valued in good faith by the Incumbent Board;

over the purchase price per share of Common Stock at which the related Non-qualified Stock Option is exercisable, as applicable.


                                   II. GENERAL

TRANSFERABILITY OF OPTIONS No Options shall be assignable or transferable by the Grantee except by will or the laws of descent and distribution. During the lifetime of the Grantee, an Option shall be exercisable only by the Grantee or the Grantee's guardian or legal representative.

NOTICES All notices provided for in this Agreement or the Plan shall be in writing and shall be deemed to have been duly given if delivered in person or mailed by registered mail, return receipt requested:

          (a) If to RSI, at Ryder System, Inc., P. O. Box 020816, Miami, Florida 33102-0816, Attention: Controller; and

          (b) If to the Grantee, at the Grantee's business address or address appearing in the payroll records of RSI; or

          (c) At such other addresses as may be furnished to RSI or the Grantee in accordance with this paragraph.

DEFINITIONS AND INTERPRETATION Capitalized terms not otherwise defined in this Agreement are defined as in the Plan. This Agreement and the grant, exercise, adjustment, modification, cancellation and termination of the Non-qualified Stock Option and the issuance of shares of Common Stock subject thereto are subject in all respects to the terms of the Plan and in the event that any provision of this Agreement shall be inconsistent with the terms of the Plan, then the terms of the Plan shall govern. The Committee shall have plenary authority, subject to the express provisions of the Plan, to interpret this Agreement and the Plan and to make all determinations deemed necessary or advisable for the administration of the Plan. The Committee's interpretations and determinations shall be conclusive.

ACKNOWLEDGEMENT The Grantee acknowledges that he/she has read the entire Plan including the provisions thereof relating to termination of employment and Change of Control. Additionally, Grantee acknowledges that this Agreement is not an employment agreement between the Grantee and RSI, and RSI and the Grantee each has the right to terminate the

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Grantee's employment at any time for any reason whatsoever, unless there is a written employment agreement to the contrary.

GOVERNING LAW This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Florida.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



Attest:                                   Ryder System, Inc. ("RSI")



By:____________________________________   By:________________________________
      Yasmine B. Zyne                           Stephen N. Karp
      Assistant Secretary                       Vice President




                                          ___________________________________
                                          GRANTEE

                                          ___________________________________
                                          Social Security Number


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